DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2011
-   Denny’s Achieves Positive Same-store Sales and Guest Counts   -
-   Adjusted Income Before Taxes* Increased 55% in Second Quarter   -

SPARTANBURG, S.C., August 2, 2011 – Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service family restaurant chains, today reported results for its second quarter ended June 29, 2011.

Second Quarter Summary

•
System-wide same-store sales increased 2.0% with a 2.6% increase at company units and 1.8% increase at franchised units, which is the first time both company and franchise same-store sales have been positive since the third quarter of 2007.

•	Same-store guest counts increased 1.4% at company-owned restaurants, marking the first time both same-store sales and guest counts have been positive since the third quarter of 2006.

•	Opened 19 new units, including seven Flying J Travel Center conversion sites, two international units and one new Pilot Travel Center.

•	Franchise operating margin of $20.7 million grew $2.0 million, or 11%, compared to the prior year quarter.

•	Franchise operating margin, as a percentage of franchise and license revenue, increased 2.6 percentage points to 65.2%, compared with the prior year quarter.

•	Net income of $8.1 million for the second quarter 2011, or $0.08 per diluted share, increased 49% compared with the prior year quarter net income of $5.5 million, or $0.05 per diluted share.

•	Adjusted income before taxes* of $9.6 million increased 55% compared with the prior year quarter adjusted income of $6.2 million.

•	Reduced outstanding debt by $10 million bringing total debt repayment to $30 million since our 2010 refinancing.

•	Repurchased 1.8 million shares bringing total shares repurchased to 4.8 million.

John Miller, President and Chief Executive Officer, stated, “Denny’s positive same-store sales and guest counts are a testament to the success of our current market strategies, emphasizing everyday affordability with attractive Limited Time Only products. We are especially pleased that we can achieve an increase in sales and profitability despite significant headwinds coming from inflationary pressures and the challenging consumer economic environment. Our franchisees continue to be excited about growing the brand, as evidenced by the opening of 19 new units in the second quarter of this year.”

Mr. Miller concluded, “We have started to effectively re-energize the Denny’s brand while growing free cash flow, which has allowed us to continue to pay down debt and bring additional value to shareholders through share repurchases. Our leadership team is committed to executing successfully on our strategies to further strengthen our position as America`s favorite diner in 2011 and beyond.”

Second Quarter Results

For the second quarter of 2011, Denny’s total operating revenue, including company restaurant sales and franchise revenue, increased by $0.8 million to $135.9 million compared with $135.1 million in the prior year quarter, marking the first quarter of total operating revenue growth since the fourth quarter of 2006. Company restaurant sales decreased $1.3 million due to 11 fewer equivalent company restaurants compared with the prior year quarter, partially offset by the increase in same-store sales for the quarter.

Company restaurant operating margin (as a percentage of company restaurant sales) was 13.3%, a decrease of 0.5 percentage points compared with the prior year quarter. Product costs increased 1.3 percentage points to 24.6% primarily due to the impact of increased commodity costs. Payroll and benefit costs decreased 0.4 percentage points to 40.8% primarily due to improved scheduling of restaurant staff, partially offset by an increase in performance based compensation and higher state unemployment taxes. Occupancy costs decreased 0.1 percentage points to 6.5%. Other operating costs decreased 0.5 percentage points to 14.7% primarily due to the corporate investment in media in the prior year quarter.

Franchise and license revenue increased by $2.0 million to $31.8 million compared with $29.8 million in the prior year quarter. The increase in franchise revenue included a $2.1 million increase in royalties. The royalty revenue increase was due to 120 additional equivalent franchise restaurants, in addition to the effects of higher same-store sales. Denny’s franchisees opened 18 new units in the second quarter of this year, including nine traditional units, six Flying J Travel Center conversion sites, two international units in Honduras and Costa Rica, and one new Pilot Travel Center location. Denny’s franchisees closed six restaurants, including one relocation, and purchased one company restaurant.

Franchise operating margin increased $2.0 million to $20.7 million, primarily due to the $2.1 million increase in franchise royalties. Franchise operating margin (as a percentage of franchise and license revenue) was 65.2%, an increase of 2.6 percentage points compared with the prior year quarter.

Total general and administrative expenses increased $1.0 million compared with the prior year quarter primarily due to an increase in share-based compensation expense as a result of reductions in the prior year related to forfeitures and the issuance of employment inducement awards to certain employees.

Depreciation and amortization expense decreased by $0.1 million compared with the prior year quarter. Operating gains, losses and other charges, net, which reflects restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, increased $0.3 million in the quarter.

Operating income increased $0.8 million from the prior year quarter to $13.7 million primarily due to the $2.0 million increase in franchise margin, partially offset by the $0.6 million decrease in gross profit from our company operations.

Interest expense decreased $1.6 million, or 24.8%, to $4.9 million as a result of lower interest rates under the refinanced and re-priced credit facility and a $20.3 million reduction in total gross debt over the last 12 months.

Denny’s net income was $8.1 million for the second quarter 2011, or $0.08 per diluted share, compared with the prior year quarter net income of $5.5 million, or $0.05 per diluted share. Adjusted income before taxes*, Denny’s metric for earnings guidance, was $9.6 million compared with the prior year quarter adjusted income of $6.2 million.

Business Outlook

Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, stated, “The strong same-store sales, unit development and profitability produced in the second quarter demonstrates the success of our franchise focused business model, which is enabling us to grow free cash flow, strengthen our balance sheet and pursue additional shareholder friendly activities. Although we anticipate building on the momentum from the second quarter, we remain cautiously optimistic due to the challenging economic environment and inflationary pressures impacting our customers and our business.”

Denny’s is updating the same-store sales portion of its full-year 2011 financial guidance, to reflect the second quarter positive same-store sales and guest counts, and now expects that both company and franchise same-store sales will range from (1.0%) to 1.0%. In addition, the Company now expects commodities to increase in the mid to high 4.0% range, which is slightly higher than the first quarter outlook.

Component – Full Year 2011	Previous Guidance**	Updated Guidance
Company Same-Store Sales	(2.0%) to 1.0%	(1.0%) to 1.0%
Franchise Same-Store Sales	(2.0%) to 1.0%	(1.0%) to 1.0%
New Company Units	7 - 12 (includes 5-10 Flying J units and 2 Denny’s Fast Casual test units)	No Change
New Franchise Units	63 (includes 15 -20 Flying J units and 10 university units)	No Change
Total New Unit Openings	70 – 75 (includes 25 Flying J units)	No Change
Adjusted EBITDA* ($M)	$80 to $85	No Change
Adjusted Income Before Taxes* ($M)	$38 to $42	No Change
Cash Interest Expense ($M)	$17	No Change
Cash Capital Expenditure ($M)	$18	No Change

*	Please refer to the historical reconciliation of net income to adjusted income before taxes and adjusted EBITDA included in the tables below.
**	As announced in Fourth Quarter and Full Year 2010 Earnings Release on February 15, 2011.

Further Information

Denny’s will provide further commentary on the results for the second quarter of 2011 on its quarterly investor conference call today, Tuesday, August 2, 2011 at 5:00 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at ir.dennys.com.  A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

Denny's is one of America's largest full-service family restaurant chains, currently operating more than 1,670 franchised, licensed, and company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Honduras, Guam, Puerto Rico and New Zealand. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz Brady, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
(In thousands, except per share amounts)	6/29/11	6/30/10

Revenue:
Company restaurant sales	$104,021	$105,301
Franchise and license revenue	31,832	29,776
Total operating revenue	135,853	135,077
Costs of company restaurant sales	90,154	90,765
Costs of franchise and license revenue	11,085	11,123
General and administrative expenses	14,092	13,111
Depreciation and amortization	7,234	7,291
Operating (gains), losses and other charges, net	(419)	(117)
Total operating costs and expenses	122,146	122,173
Operating income	13,707	12,904
Other expenses:
Interest expense, net	4,901	6,514
Other nonoperating expense, net	268	570
Total other expenses, net	5,169	7,084
Income before income taxes	8,538	5,820
Provision for income taxes	408	362
Net income	$8,130	$5,458

Basic and diluted net income per share	$0.08	$0.05

Weighted average shares outstanding:
Basic	98,421	99,263
Diluted	100,602	101,983

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters	Two Quarters
	Ended	Ended
(In thousands, except per share amounts)	6/29/11	6/30/10

Revenue:
Company restaurant sales	$208,576	$213,084
Franchise and license revenue	63,082	59,565
Total operating revenue	271,658	272,649
Costs of company restaurant sales	182,102	183,898
Costs of franchise and license revenue	22,650	23,489
General and administrative expenses	28,231	26,185
Depreciation and amortization	14,422	14,664
Operating (gains), losses and other charges, net	(948)	306
Total operating costs and expenses	246,457	248,542
Operating income	25,201	24,107
Other expenses:
Interest expense, net	10,594	12,912
Other nonoperating expense, net	1,746	558
Total other expenses, net	12,340	13,470
Income before income taxes	12,861	10,637
Provision for income taxes	607	591
Net income	$12,254	$10,046

Basic and diluted net income per share	$0.12	$0.10

Weighted average shares outstanding:
Basic	98,700	98,179
Diluted	100,976	101,068

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	6/29/11	12/29/10

ASSETS
Current Assets
Cash and cash equivalents	$12,937	$29,074
Receivables, net	15,920	17,280
Assets held for sale	671	1,933
Other	13,767	14,199
	43,295	62,486

Property, net	125,399	129,518
Goodwill	31,218	31,308
Intangible assets, net	50,747	52,054
Other assets	36,003	35,840
Total Assets	$286,662	$311,206

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Current maturities of long-term debt	$2,586	$2,583
Current maturities of capital lease obligations	4,383	4,109
Accounts payable	23,327	25,957
Other current liabilities	52,941	57,685
	83,237	90,334
Long-Term Liabilities
Long-term debt, less current maturities	214,799	234,143
Capital lease obligations, less current maturities	19,131	18,988
Other	69,018	71,453
	302,948	324,584
Total Liabilities	386,185	414,918
Shareholders' Deficit
Common stock	1,022	1,001
Paid-in capital	554,979	548,490
Deficit	(617,860)	(630,114)
Accumulated other comprehensive loss, net of tax	(19,199)	(19,199)
Treasury stock	(18,465)	(3,890)
Total Shareholders' Deficit	(99,523)	(103,712)
Total Liabilities and Shareholders' Deficit	$286,662	$311,206

Debt Balances

(In thousands)	6/29/11	12/29/10

Credit facility revolver loans due 2015	$-	$-
Credit facility term loans due 2016, net of discount of $2,755 and $3,455, respectively	217,245	236,545
Capital leases and other debt	23,654	23,278
Total Debt	$240,899	$259,823

DENNY’S CORPORATION
Income, EBITDA and G&A Reconciliations
(Unaudited)

	Quarter	Quarter	Two Quarters	Two Quarters
Income and EBITDA Reconciliation	Ended	Ended	Ended	Ended
(In millions)	6/29/11	6/30/10	6/29/11	6/30/10

Net income	$8.1	$5.5	$12.3	$10.0

Provision for income taxes	0.4	0.4	0.6	0.6
Operating (gains), losses and other charges, net	(0.4)	(0.1)	(0.9)	0.3
Other nonoperating expense, net	0.3	0.6	1.7	0.6
Share-based compensation	1.2	(0.1)	2.1	1.2

Adjusted income before taxes (1)	$9.6	$6.2	$15.8	$12.8

Interest expense, net	4.9	6.5	10.6	12.9
Depreciation and amortization	7.2	7.3	14.4	14.7
Cash payments for restructuring charges and exit costs	(0.7)	(0.9)	(1.5)	(2.3)
Cash payments for share-based compensation	(0.1)	-	(0.1)	(1.0)

Adjusted EBITDA (1)	$20.9	$19.1	$39.3	$37.1

	Quarter	Quarter	Two Quarters	Two Quarters
General and Administrative Expenses Reconciliation	Ended	Ended	Ended	Ended
(In millions)	6/29/11	6/30/10	6/29/11	6/30/10

Share-based compensation	$1.2	$(0.1)	$2.1	$1.2
Other general and administrative expenses	12.9	13.2	26.1	25.0
Total general and administrative expenses	$14.1	$13.1	$28.2	$26.2

(1)
We believe that, in addition to other financial measures, Adjusted Income Before Taxes and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis.  We also use Adjusted Income and Adjusted EBITDA internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios.  However, Adjusted Income and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter		Quarter
	Ended		Ended
(In millions)	6/29/11		6/30/10

Company restaurant operations: (2)
Company restaurant sales	$104.0	100.0%	$105.3	100.0%
Costs of company restaurant sales:
Product costs	25.6	24.6%	24.5	23.3%
Payroll and benefits	42.4	40.8%	43.4	41.2%
Occupancy	6.8	6.5%	6.9	6.6%
Other operating costs:
Utilities	4.6	4.4%	4.4	4.2%
Repairs and maintenance	1.9	1.8%	2.0	1.9%
Marketing	4.0	3.8%	4.5	4.3%
Legal settlements	(0.0)	(0.0%)	0.1	0.1%
Other	4.9	4.7%	5.0	4.8%
Total costs of company restaurant sales	$90.2	86.7%	$90.8	86.2%
Company restaurant operating margin (3)	$13.9	13.3%	$14.5	13.8%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$19.9	62.6%	$17.8	59.9%
Initial and other fee revenue	0.7	2.2%	0.7	2.3%
Occupancy revenue	11.2	35.2%	11.3	37.8%
Total franchise and license revenue	$31.8	100.0%	$29.8	100.0%

Costs of franchise and license revenue
Direct franchise costs	$2.4	7.6%	$2.5	8.4%
Occupancy costs	8.7	27.2%	8.6	29.0%
Total costs of franchise and license revenue	$11.1	34.8%	$11.1	37.4%
Franchise operating margin (3)	$20.7	65.2%	$18.7	62.6%

Total operating revenue (1)	$135.9	100.0%	$135.1	100.0%
Total costs of operating revenue (1)	101.2	74.5%	101.9	75.4%
Total operating margin (1)(3)	$34.6	25.5%	$33.2	24.6%

Other operating expenses: (1)(3)
General and administrative expenses	$14.1	10.4%	$13.1	9.7%
Depreciation and amortization	7.2	5.3%	7.3	5.4%
Operating gains, losses and other charges, net	(0.4)	(0.3%)	(0.1)	(0.1%)
Total other operating expenses	$20.9	15.4%	$20.3	15.0%

Operating income (1)	$13.7	10.1%	$12.9	9.6%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters		Two Quarters
	Ended		Ended
(In millions)	6/30/10		6/30/10

Company restaurant operations: (2)
Company restaurant sales	$208.6	100.0%	$213.1	100.0%
Costs of company restaurant sales:
Product costs	51.2	24.6%	50.2	23.6%
Payroll and benefits	86.6	41.5%	87.5	41.1%
Occupancy	13.7	6.5%	14.3	6.7%
Other operating costs:
Utilities	9.0	4.3%	9.0	4.2%
Repairs and maintenance	3.7	1.8%	3.9	1.9%
Marketing	7.8	3.7%	8.8	4.1%
Legal settlements	0.1	0.0%	0.2	0.1%
Other	10.0	4.8%	9.8	4.6%
Total costs of company restaurant sales	$182.1	87.3%	$183.9	86.3%
Company restaurant operating margin (3)	$26.5	12.7%	$29.2	13.7%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$39.2	62.2%	$35.8	60.1%
Initial and other fee revenue	1.6	2.6%	1.1	1.9%
Occupancy revenue	22.3	35.3%	22.6	38.0%
Total franchise and license revenue	$63.1	100.0%	$59.6	100.0%

Costs of franchise and license revenue
Direct franchise costs	$5.4	8.6%	$6.2	10.3%
Occupancy costs	17.2	27.3%	17.3	29.1%
Total costs of franchise and license revenue	$22.7	35.9%	$23.5	39.4%
Franchise operating margin (3)	$40.4	64.1%	$36.1	60.6%

Total operating revenue (1)	$271.7	100.0%	$272.6	100.0%
Total costs of operating revenue (1)	204.8	75.4%	207.4	76.1%
Total operating margin (1)(3)	$66.9	24.6%	$65.3	23.9%

Other operating expenses: (1)(3)
General and administrative expenses	$28.2	10.4%	$26.2	9.6%
Depreciation and amortization	14.4	5.3%	14.7	5.4%
Operating gains, losses and other charges, net	(0.9)	(0.3%)	0.3	0.1%
Total other operating expenses	$41.7	15.4%	$41.2	15.1%

Operating income (1)	$25.2	9.3%	$24.1	8.8%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Quarter	Quarter	Two Quarters	Two Quarters
Same-Store Sales	Ended	Ended	Ended	Ended
(increase/(decrease) vs. prior year)	6/29/11	6/30/10	6/29/11	6/30/10

Same-Store Sales
Company Restaurants	2.6%	(6.2%)	0.6%	(5.8%)
Franchised Restaurants	1.8%	(5.9%)	0.0%	(6.1%)
System-wide Restaurants	2.0%	(5.9%)	0.2%	(6.0%)

Company Restaurant Sales Detail
Guest Check Average	1.2%	(2.7%)	0.5%	(1.3%)
Guest Counts	1.4%	(3.7%)	0.1%	(4.6%)

	Quarter	Quarter	Two Quarters	Two Quarters
Average Unit Sales	Ended	Ended	Ended	Ended
($ in thousands)	6/29/11	6/30/10	6/29/11	6/30/10

Company Restaurants	$463	$448	$915	$906

Franchised Restaurants	$349	$339	$688	$681

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 3/30/11	226	1,439	1,665

Units Opened	1	17	18
Units Relocated	0	1	1
Units Refranchised	(1)	1	0
Units Closed (Including Units Relocated)	(1)	(6)	(7)
Net Change	(1)	13	12

Ending Units 6/29/11	225	1,452	1,677

Equivalent Units
Second Quarter 2011	224	1,442	1,666
Second Quarter 2010	235	1,322	1,557
	(11)	120	109

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 12/29/10	232	1,426	1,658

Units Opened	6	30	36
Units Relocated	0	1	1
Units Refranchised	(10)	10	0
Units Closed (Including Units Relocated)	(3)	(15)	(18)
Net Change	(7)	26	19

Ending Units 6/29/11	225	1,452	1,677

Equivalent Units
Year-to-Date 2011	228	1,436	1,664
Year-to-Date 2010	235	1,321	1,556
	(7)	115	108